Exhibit 3.1
CORENERGY INFRASTRUCTURE TRUST, INC.

ARTICLES SUPPLEMENTARY

CORENERGY INFRASTRUCTURE TRUST, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation (the “Charter”), authorizes the issuance of 100,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and authorizes the Board of Directors of the Corporation (the “Board of Directors”) to reclassify any unissued shares of Common Stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of such unissued shares.

SECOND: In accordance with Section 2-208(b) of the Maryland General Corporation Law and pursuant to the authority expressly vested in the Board of Directors by Article VI of the Charter, the Board of Directors has duly classified and designated 86,100 unissued shares of Common Stock (the “Additional Shares”) as additional “Class B Common Stock” (the “Class B Common Stock”), having the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Class B Common Stock set forth in the Charter.

THIRD: The Additional Shares have been classified and designated by the Board of Directors under the authority contained in the Charter. After giving effect to the classification and designation of the Additional Shares set forth herein, the total number of shares of Class B Common Stock that the Corporation has authority to issue is 11,896,100 shares.

FOURTH: These Articles Supplementary have been approved by the Board of Directors and the stockholders in the manner and by the vote required by law.

FIFTH: The undersigned Executive Chairman, CEO and President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Chairman, CEO and President of the Corporation acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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Exhibit 3.1

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its Executive Chairman, CEO and President and attested to by its Secretary as of August 18, 2021.

CORENERGY INFRASTRUCTURE
TRUST, INC.

By: /s/ David J. Schulte
         Name: David J. Schulte
Title: Executive Chairman, CEO and
President
ATTEST:

__/s/ Rebecca M. Sandring___
Name: Rebecca M. Sandring
Title: Secretary

[Signature Page to Articles Supplementary (Class B Common Stock)]